UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

JUHL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54080	20-4947667
(State or other jurisdiction	(Commision File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1502 17th Street SE
Pipestone, MN	56164
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (507) 562-4310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

JUHL ENERGY, INC.

November 5, 2014

Item 5.07     Submission of Matters to a Vote of Security Holders

On November 5, 2014, Juhl Energy, Inc. (the “Company”) held the Company’s 2014 Annual Meeting of Shareholders (the “Annual Meeting”). Of the 35,924,826 shares of the Company’s common stock entitled to vote at the Annual Meeting, a total of 33,326,933 shares were represented at the Annual Meeting in person or by proxy. The voting results for each item of business properly presented at the Annual Meeting are set forth below.

Proposal 1: Election of Director

The Company’s nominee as listed in the Proxy Statement was elected with the following votes:

Name of Nominee	Votes For	Votes Against	Abstentions
John P. Mitola	22,499,385	0	5,099,167

Proposal 2: Advisory Vote on Executive Compensation

The proposal to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers was approved with the following vote:

Votes For	Votes Against	Abstentions
27,397,462	172,797	28,293

Proposal 3: Frequency of Advisory Votes on Executive Compensation

The stockholders voted, on a non-binding advisory basis, to recommend that future advisory votes on the compensation paid to the Company’s named executive officers be held every three years, with the following vote:

Every 3 Years	Every 2 Years	Every Year	Abstentions
23,729,820	168,960	3,652,305	47,467

In light of the results of the advisory vote on the frequency of advisory votes on executive compensation as disclosed above, the Company has determined that it will hold an advisory vote on executive compensation every three years.

Proposal 4: Ratification of Appointment of Auditors

The proposal to ratify the appointment of Boulay, PLLP as the Company’s independent registered public accounting firm for the 2014 fiscal year was approved with the following vote:

Votes For	Votes Against	Abstentions
33,133,321	126,222	67,390

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 5, 2014	JUHL ENERGY, INC.

By: /s/ John P. Mitola
John P. Mitola
President